EXHIBIT 11

                                                STIRLING COOKE BROWN HOLDINGS LIMITED

                                  STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER ORDINARY SHARE

                         (Expressed in thousands of United States Dollars, except share and per share data)




                                                  1998                                             1999
                                  --------------------------------------   -----------------------------------------------------
                                                 -----------  ----------   ----------     ----------    Cumulative    ----------
                                                 -----------  ----------   ----------     ----------      effect      ----------
                                                 -----------  ----------   ----------     ----------       of a       ----------
                                                     Dis-     ----------   ----------        Dis-        change in    ----------
                                   Continued      continued   ----------   Continued      continued     accounting    ----------
                                  operations     operationns     Total     operations     operations     principle       Total
                                  ----------     -----------  ----------   ----------     ----------     ---------    ----------
Net Income (Loss) ..........     $    17,300     $   (1,282)  $   16,018   $   (4,820)    $    (1,590)  $     (307)  $   (6,717)
                                 ===========     ==========   ==========   ==========     ===========   ==========   ==========

BASIC
Number of Shares:
Weighted average number of
   ordinary shares
   outstanding..............       9,863,372      9,863,372    9,863,372    9,863,372       9,863,372    9,863,372    9,863,372
Weighted average treasury        -----------     ----------   ----------   ----------     -----------   ----------   ----------
   shares held..............         (49,271)       (49,271)     (49,271)    (383,016)       (383,016)    (383,016)    (383,016)
                                 -----------     ----------   ----------   ----------     -----------   ----------   ----------
                                   9,814,101      9,814,101    9,814,101    9,480,356       9,480,356    9,480,356    9,480,356
                                 ===========     ==========   ==========   ==========     ===========   ==========   ==========
Net income (loss) per share.     $      1.76     $    (0.13)  $     1.63   $    (0.51)    $     (0.17)  $    (0.03)  $    (0.71)
                                 ===========     ==========   ==========   ==========     ===========   ==========   ==========

DILUTED
Number of shares:
Weighted average number of
   ordinary shares outstanding     9,863,372      9,863,372    9,863,372    9,863,372       9,863,372    9,863,372    9,863,372
Weighted average treasury
   shares held..............         (49,271)       (49,271)     (49,271)    (383,016)       (383,016)    (383,016)    (383,016)
Incremental shares from
   assumed exercise of                           ----------   ----------   ----------     -----------   ----------   ----------
   options..................          26,058         26,058       26,058           --              --           --           --
                                 -----------     ----------   ----------   ----------     -----------   ----------   ----------
                                   9,840,159      9,840,159    9,840,159    9,480,356       9,480,356    9,480,356    9,480,356
                                 ===========     ==========   ==========   ==========     ===========   ==========   ==========
Net income (loss) per share
   assuming dilution........     $      1.76     $    (0.13)  $     1.63   $    (0.51)    $    (0.17)   $    (0.03)  $    (0.71)
                                 ===========     ==========   ==========   ==========     ===========   ==========   ==========


                                                    2000
                                  --------------------------------------
                                  ------------   ----------   ----------
                                  ------------   ----------   ----------
                                  ------------   ----------   ----------
                                  ------------       Dis-     ----------
                                   Continued     continued    ----------
                                  operationns    operations      Total

Net Income (Loss) ..........     $   (15,976)    $  (11,029)  $  (27,005)
                                 ===========     ==========   ==========

BASIC
Number of Shares:
Weighted average number of
   ordinary shares
   outstanding..............       9,877,619      9,877,619    9,877,619
                                 -----------     ----------   ----------
Weighted average treasury
   shares held..............        (443,400)      (443,400)    (443,400)
                                 -----------     ----------   ----------
                                   9,434,219      9,434,219    9,434,219
                                 ===========     ==========   ==========
Net income (loss) per share.     $     (1.69)    $    (1.17)  $    (2.86)
                                 ===========     ==========   ==========


DILUTED
Number of shares:
Weighted average number of
   ordinary shares outstanding     9,877,619      9,877,619    9,877,619
Weighted average treasury
   shares held..............        (443,400)      (443,400)    (443,400)
Incremental shares from
   assumed exercise of
   options..................              --             --           --
                                 -----------     ----------   ----------

                                   9,434,219      9,434,219    9,434,219
                                 ===========     ==========   ==========

Net income (loss) per share
   assuming dilution........     $     (1.69)    $    (1.17)  $    (2.86)
                                 ===========     ==========   ==========
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